EXHIBIT 99.1
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                                                For further information contact:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

FOR IMMEDIATE RELEASE

                        WEBCAST OF PRIVATEBANCORP, INC.'S

                       SECOND QUARTER 2004 CONFERENCE CALL

         Chicago, June 17, 2004-- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly conference call with financial analysts on July 19, 2004 at 11:00 a.m. Eastern time (10:00 a.m. Central Time). Access to the call will be available via a link called "Second Quarter 2004 Earnings Call" on the investor relations page of PrivateBancorp Inc.'s Internet site at www.privatebancorp.com.

         The Company plans to release its second quarter 2004 earnings prior to the opening of trading on July 19, 2004. The earnings release also will be posted on the Company's website.

         The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion. Parties accessing the webcast will be in a "listen-only" mode.

         Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. web site beginning approximately two hours after the call ends. The replay will remain available until the third quarter 2004 earnings release is available.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel LLC. The Company, which had assets of $2.1 billion at March 31, 2004, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri. In April, 2004 the Company announced plans to open two new offices by year-end -- one on Chicago's Gold Coast in the historic Palmolive Building at the corner of North Michigan Avenue and Walton Place and one in downtown Milwaukee to be known as The PrivateBank (Wisconsin).

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebancorp.com.

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